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                                                                       Exhibit 5
                                                                       ---------






                                   OPINION OF
                            KUNZMAN & BOLLINGER, INC.
                              AS TO THE LEGALITY OF
                           THE UNITS REGISTERED HEREBY


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                            KUNZMAN & BOLLINGER, INC.
                                ATTORNEYS-AT-LAW
                          5100 N. BROOKLINE, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112
                            Telephone (405) 942-3501
                               Fax (405) 942-3527


                                                                       Exhibit 5


                                 August 12, 2002



Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania  15108

        RE:    ATLAS AMERICA PUBLIC #11-2002 LTD.
               ----------------------------------

Gentlemen:

        You have requested our opinion on certain issues pertaining to Atlas America Public #11-2002 Ltd. (the "Partnership") formed under the Limited Partnership Laws of Delaware. Atlas Resources, Inc., a Pennsylvania corporation, is the Managing General Partner of the Partnership.

Basis of Opinion
----------------

        Our opinion is based on our review of a certain Registration Statement on Form S-1 and any amendments thereto, including any post-effective amendments, for the Partnership (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission"), including the Certificate of Limited Partnership for the Partnership, the Prospectus and the Amended and Restated Certificate and Agreement of Limited Partnership for the Partnership (the "Partnership Agreement"), the Subscription Agreement and the Drilling and Operating Agreement contained therein, and on our review of such other documents and records as we have deemed necessary to review for purposes of rendering our opinion. As to various questions of fact material to our opinion which we have not independently verified, we have relied on certain representations made to us by officers and directors of the Managing General Partner.

        In rendering the opinion, herein provided, we have assumed the due authorization, execution and delivery of all relevant documents by all parties thereto.

        As used in our opinion, the term "Units" includes the Limited Partner Units, the Investor General Partner Units and the limited partner units into which the Investor General Partner Units will be converted.


Opinion
-------

        Based upon the foregoing, we are of the opinion that:

               The Units, when sold in accordance with the Registration Statement as amended at the time it becomes effective with the Commission, will be:

               o duly authorized and legally issued pursuant to Delaware
                 partnership law;

               o fully paid and nonassessable, except that the Managing General
                 Partner may call for additional Capital Contributions from the Investor General Partners if necessary to pay Partnership obligations or liabilities:

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Kunzman & Bollinger, Inc.

Atlas Resources, Inc.
August 12, 2002
Page 2


               o which arose before the conversion of Investor General Partners to Limited Partners, and for which the Investor General Partners are liable because of their status as general partners of the Partnership at the time the obligations and liabilities arose; and

               o which exceed the Partnership's assets, insurance proceeds, and the Managing General Partner's indemnification of the Investor General Partners from any liability incurred in connection with the Partnership which is in excess of the Investor General Partners' interest in the Partnership's undistributed net assets and insurance proceeds.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Prospectus included in the Registration Statement.

                                               Yours very truly,

                                               /s/ Kunzman & Bollinger, Inc.
                                               ---------------------------------
                                               KUNZMAN & BOLLINGER, INC.